INTERNATIONAL GAME TECHNOLOGY

Two Alternate Ways to Vote Your Proxy

VOTE BY TELEPHONE OR INTERNET

24 Hours a Day - 7 Days a Week

Save Your Company Money - It's Fast and Convenient

TELEPHONE		INTERNET		MAIL
800-xxx-xxxx • Use any touch-tone telephone. • Have your Proxy Form in hand. • Enter the Control Number located in the box below. • Follow the simple recorded instructions.	**OR**	**http://proxy.shareholder.com/??** • Go to the website address listed above. • Have your Proxy Form in hand. • Enter the Control Number located in the box below. • Follow the simple instructions.	**OR**	• Mark, sign and date your Proxy Card. • Detach card from Proxy Form. • Return the card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. **If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.**

CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

800-xxx-xxxx

CALL TOLL-FREE TO VOTE

▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

X Votes must be indicated (x) in Black or Blue ink.

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, administrators, conservators, custodians, guardians or corporate officers should give full title.

THE IGT BOARD OF DIRECTORS RECOMMENDS A VOTE (1) *FOR* APPROVAL OF THE ISSUANCE OF IGT COMMON STOCK TO ANCHOR GAMING STOCKHOLDERS IN THE MERGER; AND (2) *FOR* APPROVAL OF AN AMENDMENT TO THE INTERNATIONAL GAME TECHNOLOGY 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES UNDER THE PLAN.

	FOR	AGAINST	ABSTAIN
1.To approve the issuance of IGT common stock to Anchor Gaming stockholders in the merger.	☐	☐	☐
2.To approve an amendment to the IGT 1993 Stock Option Plan to increase by 900,000 the number of shares under the Plan.	☐	☐	☐

3.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the IGT Special Meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS THEY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE PROPOSALS UNLESS THIS PROXY IS DIRECTED TO VOTE AGAINST THE PROPOSALS).

The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of IGT either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the IGT Special Meeting and voting in person.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATES.

Stockholder sign here ____________________ Date ________

Co-Owner sign here ____________________

INTERNATIONAL GAME TECHNOLOGY

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of International Game Technology, a Nevada corporation ("IGT"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated , and hereby appoints G. Thomas Baker, Maureen Mullarkey and Sara Beth Brown, and each of them, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of IGT to be held December 18, 2001 at _________, at __________________, and at any adjournments or postponements thereof, and to vote all shares of the common stock of IGT which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

INTERNATIONAL GAME TECHNOLOGY
P.O. BOX 11036
NEW YORK, N.Y. 10203-0036

To change your address, please mark this box. ☐